EXHIBIT 10.64

Micron Technology, Inc.

8000 S. Federal Way

Mail Stop 557

Boise, ID 83716

Nonstatutory Stock Option Plan
Form of Agreement and
Terms and Conditions

Pursuant to the terms and conditions of the Company’s Nonstatutory Stock Option Plan (the ‘Plan’), you have been granted a Non-Qualified Stock Option to purchase shares (the ‘Option’) of stock as outlined below.

Granted To: [EMPLOYEE]

Grant Date:
Options Granted:
Option Price per Share: $	Total Cost to Exercise: $

Expiration Date:
Vesting Schedule:

This option may be exercised for thirty (30) days after termination of the Optionee’s employment or consulting relationship with the Company.  Upon the death or disability of the Optionee, this Option may be exercised for such longer period as provided in the Plan.  In no event shall this option be exercised later than the Expiration date as provided above.

By my signature below, I hereby acknowledge receipt of this Option granted on the date shown above, which has been issued to me under the terms and conditions of the Plan.  I further acknowledge receipt of the copy of the Plan and agree to conform to all of the terms and conditions of the Option and the Plan.

I acknowledge that the grant or acceptance of this Option do not constitute an employment agreement and do not assure continuous employment with Micron Technology, Inc., its affiliated companies, or subsidiaries.

I authorize Micron Technology, Inc. to release my Social Security Number and address information to the Company’s Broker who has agreed to provide brokerage service for stock plan participants for the purposes of opening an account under my name.

MICRON TECHNOLOGY, INC. a Delaware Corporation

Signature:
[employee]

Date:

NONSTATUTORY STOCK OPTION PLAN TERMS AND CONDITIONS

Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option Agreement.

I.                                         OPTIONEE

The Optionee named on the Notice of Grant on the reverse side hereof has been granted an option to purchase Common Stock of the Company, subject to the terms and conditions of the Nonstatutory Stock Option Plan (the “Plan”), and this Option Agreement.

II.                                     AGREEMENT

1.                                       Grant of Option.  The Plan Administrator of the Company hereby grants to the Optionee (the “Optionee”), an option (the “Option”) to purchase the number of Shares, as set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the “Exercise Price”), subject to the terms and conditions of the Plan, which is incorporated herein by reference.  Subject to Section 14(b) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Option Agreement, the terms and conditions of the Plan shall prevail.

2.                                       Exercise of Option.

(a)  Right to Exercise.  This Option is exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of the Plan and this Option Agreement.  In the event of an Optionee’s death, disability or other termination of Optionee’s employment or consulting relationship, the exercisability of the Option is governed by the applicable provisions of the Plan and this Option Agreement.

(b)  Method of Exercise.  This Option is exercisable by delivery of an exercise notice, substantially in a form approved by the Company (the “Exercise Notice”), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercise Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan.  The Exercise Notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company.  The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares.  This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with all relevant provisions of law and the requirements of any stock exchange or quotation service upon which the Shares are then listed.  Assuming such compliance, for income tax purposes the Exercise Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercise Shares.

3.                                       Method of Payment.  Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:

(a)  cash;

(b)  check; or,

(c)  delivery of a properly executed Exercise Notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale of loan proceeds required to pay the exercise price.

4.                                       Non-Transferability of Option.  This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by the Optionee.  The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

5.                                       Term of Option.  This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement.

6.                                       Entire Agreement; Governing Law.  The Plan is incorporated herein by reference.  The Plan, this Option Agreement and Notice of Grant constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and Optionee.  This agreement is governed by Delaware law except for that body of law pertaining to conflict of laws.

By your acceptance of this agreement, you agree that the Option is granted under and governed by the terms and conditions of the Plan, this Option Agreement and Notice of Grant.  Optionee has reviewed the Plan, this Option Agreement and Notice of Grant in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of the Plan, this Option Agreement and Notice of Grant.  Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Option Agreement.  Optionee further agrees to notify the Company upon any change in the Optionee’s residence address by contacting the Company’s Stock Administration Department.

Revised:  10/19/01